AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 10th day of December, 2009, to the Custody Agreement, dated as of June 6, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit V, the fund and fees of Niemann Tactical Return Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANK, N.A.

By:	/s/ Douglas G. Hess	By:	/s/ Michael R. McVoy

Name:	Douglas G. Hess	Name:	Michael R. McVoy

Title:	President	Title:	Executive Vice President

Exhibit V
to the
Separate Series of Advisors Series Trust Custody Agreement

Name of Series	Date Added
Niemann Tactical Return Fund	on or after February 26, 2010

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at December, 2009

Annual Fee Based Upon Market Value Per Fund*
_____ basis point on average daily market value
Minimum annual fee per fund - $_____
Plus portfolio transaction fees

Portfolio Transaction Fees
$_____ per book entry DTC transaction/Federal Reserve transaction/U.S. Bank repo agreement transaction
$_____ per principal paydown
$_____ per short sale
$_____ per option/future contract written, exercised or expired
$_____ per mutual fund trade/Fed wire/margin variation Fed wire
$_____ per physical transaction
$_____ per segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus ___.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit V.

Niemann Capital Management Inc.

By:  /s/ Mark Peixoto

Printed Name:    Mark Peixoto

Title:   CEO                                                             Date:     3/24/2010

Exhibit V (continued) to the Separate Series of Advisors Series Trust Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at December, 2009
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All		$___	Latvia	Bonds		$___
Australia	All		$___	Lebanon	All		$___
Austria	All		$___	Lithuania	All		$___
Bahrain	All		$___	Luxembourg	All		$___
Bangladesh	All		$___	Malaysia	All		$___
Belgium	All		$___	Mali*	All		$___
Benin*	All		$___	Malta	All		$___
Bermuda	All		$___	Mauritius	All		$___
Botswana	All		$___	Mexico	All		$___
Brazil	All		$___	Morocco	All		$___
Bulgaria	All		$___	Namibia	All		$___
Burkina Faso*	All		$___	Netherlands	All		$___
Canada	All		$___	New Zealand	All		$___
Cayman Islands*	All		$___	Niger*	All		$___
Channel Islands*	All		$___	Nigeria	All		$___
Chile	All		$___	Norway	All		$___
China“A” Shares	All		$___	Oman	All		$___
China“B” Shares	All		$___	Pakistan	All		$___
Columbia	All		$___	Peru	All		$___
Costa Rica	All		$___	Philippines	All		$___
Croatia	All		$___	Poland	All		$___
Cyprus*	All		$___	Portugal	All		$___
Czech Republic	All		$___	Qatar	All		$___
Denmark	All		$___	Romania	All		$___
Ecuador	All		$___	Russia	Equities/Bonds		$___
Egypt	All		$___	Russia	MINFIN		$___
Estonia	All		$___	Senegal*	All		$___
Euromarkets(3)	All		$___	Singapore	All		$___
Finland	All		$___	Slovak Republic	All		$___
France	All		$___	Slovenia	All		$___
Germany	All		$___	South Africa	All		$___
Ghana	All		$___	South Korea	All		$___
Greece	All		$___	Spain	All		$___
Guinea Bissau*	All		$___	Sri Lanka	All		$___
Hong Kong	All		$___	Swaziland	All		$___
Hungary	All		$___	Sweden	All		$___
Iceland	All		$___	Switzerland	All		$___
India	All		$___	Taiwan	All		$___
Indonesia	All		$___	Thailand	All		$___
Ireland	Equities		$___	Togo*	All		$___
Ireland	Gov’t Bonds		$___	Trinidad & Tobago*	All		$___
Israel	All		$___	Tunisia	All		$___
Italy	All		$___	Turkey	All		$___
Ivory Coast	All		$___	UAE	All		$___
Jamaica*	All		$___	United Kingdom	All		$___
Japan	All		$___	Ukraine	All		$___
Jordan	All		$___	Uruguay	All		$___
Kazakhstan	All		$___	Venezuela	All		$___
Kenya	All		$___	Vietnam*	All		$___
Latvia	Equities		$___	Zambia	All		$___
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
Base Fee - A monthly base charge of $_____ per account (fund) will apply.
▪	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.
▪	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

Exhibit U (continued) to the Separate Series of Advisors Series Trust Custody Agreement

−  For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

For non-US resident clients investing in the U.S. market: Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: For the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions:
▪	Currency Trade - $____ per transaction
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $____.

Standard Non-U.S. Proxy Services Fees:
▪ Notification	▪ $____
▪ Vote	▪ $____
▪ Relationship Set Up Fee	▪ $____

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $____ per claim.

Communication Fees:
▪	SWIFT Reporting and Message Fees – The following fees will apply in respect of client requested SWIFT reports and messages:
−  Cash Reporting
• MT900 – Cash Debit Advice	• $____ each
• MT910 – Cash Credit Advice	• $____ each
• MT940 – Detail Cash Statement	• $____ per message
• MT950 – Cash Statement	• $____ per message

−  Securities Position Reporting
• MT535 – Statement of Holdings	• $____ per message
(One MT535 will be issued per account per month free of charge)
• MT536 – Statement of Transactions	• $____ per message
• MT537 – Statement of Pendings	• $____ per message

−  Confirmations
• MT544 – Receive Free Confirm	• $____ per message
• MT545 – Receive Against Payment Confirm	• $____ per message
• MT546 – Deliver Free Confirm	• $____ per message
• MT547 – Deliver Against Payment Confirm	• $____ per message

−  Facsimile Reporting Fees
• Corporate Actions Notifications	• $____ per notification
• Cash and Securities Reports	• $____ per page

Out of Pocket Expenses
▪
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.